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Exhibit 10.7

APAC Customer Services, Inc.
Stock Option Agreement
For Non-Employee Directors

        This Agreement is entered into and made effective as of «Option_Date» by and between APAC Customer Services, Inc., an Illinois corporation (the "Company"), and «First_Name» «Middle_Name» «Last_Name» (the "Optionee").

W I T N E S S E T H:

        WHEREAS, the Company has granted the Optionee the right to purchase common stock of the Company, par value of $.01 per share ("Shares"), as authorized under the APAC Customer Services, Inc. Second Amended and Restated 1995 Incentive Stock Plan (the "Plan");

        NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Company and Optionee hereby agree as follows:

        1.    Grant of Option.    Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Optionee a nonqualified stock option to purchase all or part of «Shares_Granted» Shares of the Company (the "Option") at a per share purchase price of «Option_Price», effective as of «Option_Date» (the "Grant Date").

        2.    Time of Exercise.

        (a)   Except as provided below in this paragraph, from and after «Vest_Date_Period_1», as long as the Optionee continues to serve as a member of the Board of Directors (the "Board"), the Option shall become exercisable, to a maximum cumulative extent, in accordance with the following schedule:

Date	Cumulative Number of Shares
«Vest_Date_Period_1»	One-third of Shares (rounded to the nearest whole Share)
«Vest_Date_Period_2»	One-third of Shares (rounded to the nearest whole Share)
«Vest_Date_Period_3»	100% of Shares

Notwithstanding the foregoing, the Option may not be exercised for fractional Shares and the Option may not be exercised for less than 100 Shares at a time, unless it is for the balance of the Shares available under the Option.

        (b)   Notwithstanding paragraph 2(a), if (i) the Optionee's service as a member of the Board terminates due to death or "Retirement" (as defined below in paragraph 4), or (ii) a "Change in Control" (as defined below in paragraph 4) occurs while the Optionee is providing services to the Company as a member of the Board, the Option shall become exercisable with respect to all Shares covered by the Option.

        3.    Term of Option.    Except as provided in the next two sentences, the term of the Option shall be for a ten (10) year period, beginning on the Grant Date and ending on «Expiration_Date_Period_1» (the "Expiration Date"). If the Optionee's service as a member of the Board terminates for any reason other than cause, the Option shall expire on the earlier of: (i) the fifth (5th) anniversary of the termination of the Optionee's service as a member of the Board, or (ii) the Expiration Date. If the Optionee's service as a member of the Board terminates for "cause" before a Change in Control, the Option shall expire immediately and all rights to purchase Shares hereunder shall cease. For purposes of this Agreement, "cause" shall be determined by the Board, in its discretion.

        4.    Definitions.    For purposes of this Agreement, the following definitions shall apply:

        (a)   A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate, (iv) as the result of, or in connection with, any contested election for the Board of Directors, or any tender or exchange offer, merger or business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company, or any successor thereto, or (v) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the Securities and Exchange Act of 1934 ("Exchange Act"), other than any employee benefit plan then maintained by the Company, shall acquire more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the Exchange Act. Notwithstanding the foregoing, (i) a Change in Control will not occur for purposes of this Agreement merely due to the death of Theodore G. Schwartz, or as a result of the acquisition, by Theodore G. Schwartz, alone or with one or more affiliates or associates, as defined in the Exchange Act, of securities of the Company, as part of a going-private transaction or otherwise, unless Mr. Schwartz or his affiliates, associates, family members or trusts for the benefit of family members (collectively, the "Schwartz Entities") do not control, directly or indirectly, at least twenty-seven percent (27%) of the resulting entity, and (ii) if the Schwartz Entities control, directly or indirectly, less than twenty-seven percent (27%) of the Company's voting securities while it is a public company, then "33 1/3%" shall be substituted for "50%" in clauses (i) and (v) of the first sentence of this paragraph, and "66 2/3%" shall be substituted for "50%" in clause (ii) of the first sentence of this paragraph.

        (b)   "Retirement" shall mean the Optionee's termination of service as a member of the Board on or after the date on which the Optionee's age plus service as a member of the Board equals or exceeds 62, provided that the Optionee is at least age 50, and has served as a member of the Board for at least six years, or if the Board, in its discretion, designates such termination as a Retirement irrespective of such Optionee's age and/or service.

        5.    Method of Exercise.

        (a)   The Option may be exercised only by delivering written notice to the Treasurer of the Company. Contemporaneously with such delivery, the Optionee shall tender the full purchase price of the Shares by any of the following methods or combination thereof:

          (i)    A certified or cashier's check payable to the order of the Company;

          (ii)   Certificates of Shares of the Company that have been held by the Optionee for at least (6) six months (or such longer period as may be required to avoid a charge to earnings for financial reporting purposes) that have a fair market value equal to such purchase price or the portion thereof so paid on the date of exercise, or delivery by the Optionee of a written attestation of the same; and/or

          (iii)  A copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of Shares having a fair market value equal to the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. Exercise of the Option pursuant to this subparagraph (a)(iii) shall be subject to trading policies established by the Company and applicable to the Optionee.

        (b)   In addition to tendering payment, the Optionee (or the purchaser under paragraph 6 below) shall furnish such other documents or representations as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the Option.

        6.    Non-Transferability; Death.    The Option is not transferable by the Optionee other than by will or the laws of descent and distribution and is exercisable during the Optionee's lifetime only by him. If the Optionee dies while serving as a member of the Board, the Option may be exercised until the earlier of (i) the fifth (5th) anniversary of the termination of the Optionee's service as a member of the Board, or (ii) the Expiration Date by his estate or the person to whom the Option passes by will or the laws of descent and distribution, but only to the extent that the Optionee could have exercised the Option on the date of his death as determined above under paragraph 2. Notwithstanding the foregoing, the Option may be transferred to members of the Optionee's immediate family (which for purposes of this Option shall be limited to the Optionee's spouse, children and grandchildren), or to one or more trusts for the benefit of the Optionee's family members (as defined above) or to one or more partnerships in which such family members and/or trusts are the only partners.

        7.    Registration.    Any Shares issued pursuant to the Optionee's exercise of the Option hereunder shall be Shares that are listed on the NASDAQ National Market or other nationally recognized stock exchange, and registered under the Securities Act of 1933, as amended.

        8.    Adjustments.

        (a)   If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares hereunder and the per share purchase price shall be adjusted so that the total net value of the Option shall not be changed.

        (b)   In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the terms of the Plan, the Optionee shall have the right thereafter and during the term of the Option (subject however to all of the terms and conditions set forth herein), to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which might have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Share upon consummation of an Acquisition.

        9.    Subject to Plan.    The Option is subject to all of the terms and conditions set forth in the Plan. Any capitalized terms not defined herein shall be subject to the definitions set forth in the Plan. This Agreement hereby incorporates the Plan by reference. In the event that the Agreement is silent on any term or condition contained in the Plan, such term or condition shall be governed by and administered in accordance with the terms and conditions of the Plan. In the event of any discrepancy between the express terms and conditions of this Agreement and those of the Plan, the terms and conditions of the Plan shall control.

        10.    Administration and Interpretation.    The Compensation Committee of the Board of Directors of the Company (the "Committee") shall administer and interpret the terms and provisions of this Agreement. Any interpretation and construction by the Committee of any term or provision of the Plan, this Agreement, or other matters related to the Plan shall be final, conclusive and binding upon the Optionee and his or her heirs.

        11.    Enforceability.    This Agreement shall be binding upon the Optionee and his estate, assignee, transferee, personal representative and beneficiaries.

        12.    Governing Law; Severability.    This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Illinois. If any one provision of this Agreement shall be determined invalid or unenforceable, such determination shall have no effect on the remaining provisions.

        13.    Service Rights.    Nothing contained herein shall confer upon the Optionee any right to continue service as a member of the Board, or to limit or interfere with the right of the Company to terminate the Optionee's service as a member of the Board.

        14.    Shareholders Rights.    The Optionee or other person or entity exercising the Option shall have no rights as a shareholder of record of the Company with respect to Shares issuable upon the exercise of the Option until such Shares have been issued.

        15.    Entire Agreement.    This Agreement contains the entire understanding of the Company and the Optionee with respect to the terms of the Option granted hereunder, and shall not be modified or amended on or after the Grant Date, except in writing, signed by both parties. A waiver by either party under this Agreement shall not be deemed to be a waiver of any later default.

        16.    Notices.    All notices under this Agreement shall be in writing and shall be deemed to have been made when delivered or mailed by registered, or certified mail, or by a nationally recognized overnight delivery service, postage or charges prepaid. All notices to the Company shall be sent to:

APAC Customer Services, Inc. Six Parkway North Center Fourth Floor Deerfield, IL 60015 Attn: General Counsel

        All notices to the Optionee shall be sent to the Optionee's last known address on the Company's records, or such other address as the Optionee may furnish to the Company.

*        *        *

        IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on the date first above written.

APAC Customer Services, Inc.
By:
Its:
Optionee:

«First_Name» «Middle_Name» «Last_Name»

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  Exhibit 10.7